Exhibit 99.1

Grand Rapids, MI, March 12, 2010 – Green Energy Live Announces Agreement for $10 Million Equity Line of Credit
Green Energy Live Inc. (OTCBB: GELV.OB) announced today that it has signed a definitive agreement for equity financing of up to $10 million from Auctus Private Equity Fund, LLC, based in Boston.   Under the agreement, the company has the option to deliver drawdown notices to Auctus that, subject to certain limitations, require Auctus to purchase Green Energy shares at prices representing a discount to the lowest closing bid price during specified time periods.  Auctus is not obligated to pay the company until shares are delivered in accordance with specified terms and conditions. Green Energy’s failure to deliver shares in accordance with these conditions would entitle Auctus to liquidated damages and attorney’s fees.  Auctus is entitled to receive one million restricted shares of Green Energy common stock as an origination fee.

The financing is contingent upon an S-1 registration statement being declared effective by the Securities and Exchange Commission.  Green Energy is obligated to use all reasonable efforts to become DTC eligible within a reasonable time of the agreement. Although the company intends to file the S-1 and to pursue DTC eligibility within the coming weeks, there is no assurance that any registration statement, if filed, will become effective or that DTC eligibility will be approved.

The $10 million equity line of credit represents part of GELV’s long term financing strategy and may be used for working capital, repayment of debt, and for payment towards our current acquisitions.  GELV filed a current report, Form 8-K, on March 12, 2010 relating to this equity line.

For more information, please contact Investor Relations at +1-866-460-7336

About Green Energy Live
Green Energy Live, Inc. (OTCBB: GELV.OB) is a fully reporting, publicly-listed engineering and technology company headquartered in Wyoming, Michigan (adjacent to Grand Rapids). The company plans to develop renewable energy gasification systems that convert biomass wastes, currently being dumped in land-fills, into fuel and other valuable co-products. What is unique about the company is that its planned systems, if developed,  will  rapidly and economically be deployed to the waste site rather than vice versa. Thus, a customer’s specific needs will be addressed through a complete equipment package with the smallest ecological footprint.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections and other applicable laws.  Such forward-looking statements include, without limitation, plans and expectations regarding the development of GELV’s gasification technology and other projects and operations. GELV has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith based upon currently available information, and is believed to have a reasonable basis.  However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to: (1) GELV’s need for additional financing, which is not assured and which may result in dilution of shareholders; (2) GELV’s status as a small company with a limited operating history; and (3) regulatory restrictions in the production of bio-fuels.  For a more detailed discussion of such risks and other factors, see the Company's 2008 Annual Report on Form 10-K, filed on March 31, 2009, with the Securities and Exchange Commission, and its other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, to update or provide advice in the event of any change, addition or alteration to the information contained in this news release including such forward-looking statement, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.